UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2014

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On September 24, 2014, BDCA Venture, Inc. (the “Company”) entered into an amendment to its Custody Agreement between the Company and Steele Street Bank & Trust (the “Custodian”) dated November 18, 2008, as amended (the “Amendment”) so that the custody arrangement allows for the custody of securities accounts that hold securities that are held as collateral for margin loans.  The Amendment was entered into in connection with a transaction to maintain the Company’s status as a regulated investment company for tax purposes whereby the Company purchased $20.0 million of short-term U.S. Treasury Bills (“T-Bills”) on September 24, 2014.  The T-Bills were purchased on margin using $600,000 in cash and the proceeds from a $19.4 million short-term margin loan from a broker-dealer with an effective annual interest rate of approximately 2.5%.  The T-Bills mature on October 23, 2014.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information required in Item 2.03 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.6	Second Amendment to Custody Agreement between the Company and Steele Street Bank & Trust dated September 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014	BDCA VENTURE, INC.

	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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